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                                                     Exhibit 23.2



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Thermo TerraTech Inc.:

As independent public accountants, we hereby consent to the inclusion and incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Thermo Electron Corporation of our reports dated May 11, 1999 (except with respect to the matters discussed in Note 19, as to which the date is June 1, 1999) included or incorporated by reference in Thermo TerraTech Inc.'s Annual Report on Form 10-K for the fiscal year ended April 3, 1999, and to all references to our Firm included in this Registration Statement and related Prospectus.

                                                    /s/ Arthur Andersen LLP




Boston, Massachusetts
November 23, 1999